As filed with the Securities and Exchange Commission on November 3, 2015

Registration No. 333-
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

JETBLUE AIRWAYS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0617894 (I.R.S. Employer Identification No.)

_____________________________________________
27-01 Queens Plaza North
Long Island City, New York 11101
(718) 286-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James G. Hnat
Executive Vice President, General Counsel and Corporate Secretary
27-01 Queens Plaza North
Long Island City, New York 11101
(718) 286-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service or process)
_____________________________________________
With a copy to:
Colin Diamond
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8200

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
_____________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit or Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, $.01 par value per share (2)
Preferred Stock, $.01 par value per share
Debt Securities
Depositary Shares (3)
Warrants
Stock Purchase Contracts (4)
Stock Purchase Units (5)
Subscription Rights (6)
Pass Through Certificates
Total (1)	(1)	(1)	(1)	(1)

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Securities registered under this registration statement may be sold either separately or as units comprised of more than one type of security registered hereunder. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, JetBlue Airways Corporation is deferring payment of all of the registration fee.

(2)	Each share of our common stock includes one stockholder right as described under “Description of Common and Preferred Stock.”

(3)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If we elect to offer to the public fractional interests in debt securities or shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and debt securities or shares of preferred stock, as the case may be, will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(4)
Representing rights to purchase preferred stock, common stock or other securities, property or assets. Includes an indeterminable number of shares of common stock, preferred stock or depositary shares to be issuable by us upon settlement of the stock purchase contracts or stock purchase units.

(5)
Representing ownership of stock purchase contracts and warrants or debt securities, undivided beneficial ownership interests in debt securities, depositary shares or debt obligations of third parties, including U.S. Treasury Securities.

(6)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.
EXPLANATORY NOTE
This registration statement consists of two separate prospectuses. The first prospectus relates to the offer and sale from time to time by JetBlue, or one or more selling security holders, of common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units and subscription rights, and the second prospectus relates to the offer and sale from time to time by JetBlue of pass through certificates.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
_______________________________________________________
JetBlue Airways Corporation, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities listed above from time to time, together or separately, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.
You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “JBLU.”
________________________________________________________________
Investing in our securities involves risks. See the “Risk Factors” section of this prospectus. You should carefully consider these risk factors and risks before investing in any of our securities.
________________________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________________________________________

The date of the prospectus is November 3, 2015.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we, or certain of our selling security holders, may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or a selling security holder may offer. Each time we, or under certain circumstances, our selling security holders, sell securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, the pricing supplement, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus, the applicable prospectus supplement and any pricing supplement, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.
The prospectus supplement and, if necessary, the pricing supplement, will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
________________________________________________________________

In this prospectus, we use the terms “JetBlue,” “we,” “us” and “our” to refer to JetBlue Airways Corporation and our consolidated subsidiaries.

JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 12, 2015;

•	our Proxy Statement on Schedule 14A, filed on April 9, 2015;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on April 30, 2015, July 31, 2015 and October 30, 2015, respectively;

•	our Current Reports on Form 8-K, filed on March 30, 2015 and May 28, 2015 (to the extent such reports are filed); and

•
the description of our common stock set forth in our registration statement on Form 8-A filed on April 10, 2002 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this information.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York 11101
Attention: Legal Department
(718) 286-7900
Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website does not constitute part of this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any applicable prospectus supplement or pricing supplement, any related company free writing prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “will,” “plans,” “anticipates,” “indicates,” “intends,” “believes,” “forecast,” “guidance,” “outlook,” “plans” or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, any applicable prospectus supplement or pricing supplement, and any related company free writing prospectus could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under “Risk Factors.” In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

JETBLUE AIRWAYS CORPORATION

JetBlue Airways Corporation, or JetBlue, is New York’s Hometown Airline™.  In 2014, JetBlue carried over 32 million passengers with an average of 825 daily flights and served 87 destinations in the United States, the Caribbean and Latin America.

JetBlue was incorporated in Delaware in August 1998, commenced service on February 11, 2000, and by the end of 2014 had grown to become the fifth largest passenger carrier in the U.S. based on available seat miles, or ASMs, as reported by these passenger airlines.  We believe our differentiated product and culture combined with our competitive cost structure enables us to compete fiercely in the high-value geography we serve.  Looking to the future, we plan to continue to grow in our high-value geography, invest in industry-leading products and provide award-winning service by our dedicated employees, whom we refer to as Crewmembers.  Going forward, we believe we will continue to differentiate ourselves from the other airlines, enabling us to continue to attract a greater mix of customers and to allocate further profitable growth across our network.  We are focused on driving to deliver solid results for our shareholders, our customers and our Crewmembers.

RISK FACTORS
Investing in our securities involves risks. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 as updated by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and any other reports that we may file from time to time with the Securities and Exchange Commission, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The prospectus supplement relating to a particular offering of pass through trust certificates may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	5.71	3.59	2.05	1.75	1.52	1.59

For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated has been the same as the ratio of earnings to fixed charges for each such period because we have not had any shares of preferred stock outstanding during the last five years and have, therefore, not paid any dividends on preferred stock.

USE OF PROCEEDS
Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, including among other possible uses, the acquisition of aircraft and construction of facilities on or near airports, the repayment or repurchase of short-term or long-term debt or lease obligations and other capital expenditures. We may also use the proceeds for temporary investments until we need them for general corporate purposes. We will not receive any of the proceeds from the sale of securities by any selling security holders who may be named in a prospectus supplement.
DIVIDEND POLICY
We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.
DESCRIPTION OF COMMON AND PREFERRED STOCK
The following description of our common stock and preferred stock in this prospectus is a summary. When we, or one or more selling security holders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is our amended and restated certificate of incorporation and our amended consolidated fifth amended and restated bylaws (our “bylaws”), the amended and restated registration rights agreement and stockholder rights agreement that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement, and the statutory and common law, including the Delaware General Corporation Law (the “DGCL”), and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such securities. There may be other provisions in our amended and restated certificate of incorporation and our bylaws that are also important to you. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our amended and restated certificate of incorporation and our bylaws.
The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation, bylaws, amended and restated registration rights agreement and stockholder rights agreement.

Authorized Capitalization
As of the date of this prospectus, our capital structure consists of 900,000,000 authorized shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2015, 315,060,521 shares of our common stock were outstanding, no shares of preferred stock were outstanding, and 69,356,193 shares of our common stock were reserved for issuance under our convertible debt obligations and benefits plans. Our common stock currently is listed on the Nasdaq Global Select Market under the trading symbol “JBLU”. No shares of our preferred stock are outstanding as of the date hereof.
Common Stock
The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended Consolidated Fifth Amended and Restated Bylaws-Limited Voting by Foreign Owners.”
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of the holders of any shares of preferred stock that we may issue in the future. All of the outstanding shares of our common stock, and the shares of our common stock offered by this prospectus, are fully paid and non-assessable.
Preferred Stock

No shares of our preferred stock are currently outstanding. Under our amended and restated certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue up to 25,000,000 shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended Consolidated Fifth Amended and Restated Bylaws

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
Amended and Restated Certificate of Incorporation and Amended Consolidated Fifth Amended and Restated Bylaws Provisions. Our amended and restated certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 900,000,000 shares of common stock and 25,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders, unless otherwise prescribed by statute or by our amended and restated certificate of incorporation, may be called only by our Chairman of the board of directors, the Vice Chairman of the board of directors or the Chief Executive Officer.
No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may be taken only at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board.
Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of prior year’s annual meeting. The notice must contain certain information specified in the bylaws.

Limitation of Director Liability. Our amended and restated certificate of incorporation and bylaws limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the directors duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
Indemnification Arrangements. Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and certain of our executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.
Limited Voting by Foreign Owners. To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned by persons who are not U.S. citizens. If non-U.S. citizens at any time own more than 25% of our voting stock, the voting rights of the stock in excess of the 25% shall be automatically suspended. Our bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. We are currently in compliance with these ownership restrictions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services. The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.
DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which, unless otherwise indicated in the applicable prospectus supplement, will be Wilmington Trust, National Association. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the applicable indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

General Terms of Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of JetBlue and will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under “Subordination Provisions.”

The indenture contains covenants with respect to the following matters:

•	payment of principal, premium, if any, and interest;

•	maintenance of an office or agency in each place of payment;

•	arrangements regarding the handling of money held in trust;

•	maintenance of corporate existence;

•	maintenance of insurance; and

•	statement by officers as to default.

We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities of JetBlue;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•
the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

•
whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to Wilmington, Delaware, for payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the applicability of the provisions of the indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

•	if the debt securities are to be secured, the provisions applicable to such security; and

•	any other terms specific to the series of debt securities offered.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.
Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.
Bearer Form
We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Holders of Registered Debt Securities
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Registered Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.
For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.
Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

•
if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “Special Situations When a Global Security Will Be Terminated.”

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Holders of Registered Debt Securities” above.

•
An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•
DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

We will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities” above.

Payments on Certificated Securities

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security.

Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner on account of such delay.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium, if any, on, the debt security on its due date.

•	We do not pay interest on the debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•
We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity’’). If reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.
With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.
Merger or Consolidation
Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•
the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•
make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

•
modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities; or

•	modify any other provisions of the indenture as specified in the applicable prospectus supplement.

Changes Not Requiring Your Approval

There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•
If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•
Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Further Details Concerning Voting

When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

•
For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•
For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “Defeasance - Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•
to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•
We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and non-callable U.S. government or U.S. government agency notes or bonds that would, without consideration of reinvestment in the written opinion of an internationally recognized firm of independent public accountants, generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•
No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•
We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•
We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended (the "1940 Act"), or that all necessary registration under the 1940 Act had been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

•
We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•
We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and non-callable U.S. government or U.S. government agency notes or bonds that would, without consideration of reinvestment in the written opinion of an internationally recognized firm of independent public accountants, generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•
No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•
We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•
We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the 1940 Act, as amended, or that all necessary registration under the 1940 Act, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

•
We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•
our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

Unless otherwise indicated in the applicable prospectus supplement, Wilmington Trust, National Association will be the trustee under the indenture. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares from time to time. The following description summarizes the general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The specific terms relating to any depositary shares that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific depositary shares offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable deposit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those depositary shares, as well as our amended and restated certificate of incorporation or any certificate of designation relating to the applicable series of preferred stock.
General
We may, at our option, elect to offer fractional interests in shares of a series of preferred stock as depositary shares, rather than full shares of preferred stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the related prospectus supplement.
Shares of any series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement, between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50 million, which entity we refer to in this prospectus as a “preferred stock depositary.” The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary with respect to those depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all of the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, conversion, exchange, redemption and liquidation rights, if any).
Depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock as described in the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts relating to that preferred stock in proportion, insofar as possible, to the number of the depositary receipts owned by those holders on the relevant record date (subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary). The preferred stock depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the preferred stock depositary and added to and treated as part of the next sum received by such preferred stock depositary for distribution to record holders of depositary shares then outstanding.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, in proportion to the number of such depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the public or private sale of such property and distribution of the net proceeds therefrom to holders of depositary shares.

The amount so distributed to record holders of depositary receipts in any of the foregoing cases will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from redemption, in whole or in part, of such class or series of preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and other amounts per share, if any, payable in respect of such class or series of preferred stock. Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the preferred stock depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares with respect to those depositary shares will cease, except the right to receive the redemption price upon that redemption. Any funds deposited by us with the preferred stock depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date those funds are so deposited.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to record holders of the depositary receipts evidencing the depositary shares of such class or series of preferred stock. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the related class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by those depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is taken in good faith and does not result from the negligence or willful misconduct of the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of related preferred stock as set forth in the related prospectus supplement.
Conversion and Exchange of Preferred Stock

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable prospectus supplement relating thereto, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by those depositary receipts pursuant to the terms thereof.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the preferred stock depositary. However, amendments, if any, which materially and adversely alter the rights of holders of depositary receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying preferred stock, will be ineffective unless the amendment has been approved by holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Every holder of outstanding depositary receipts at the time the amendment, if any, becomes effective will be deemed, by continuing to hold its depositary receipts, to consent to the amendment and to be bound by the applicable deposit agreement as amended thereby.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to its termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts, together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, a deposit agreement will automatically terminate if:

•	all outstanding depositary shares related thereto have been redeemed;

•
there has been a final distribution in respect of the preferred stock underlying those depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts; or

•	each share of related preferred stock has been converted into our capital stock not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the preferred stock depositary’s fees and charges in connection with the initial deposit of the preferred stock and initial issuance of depositary receipts and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges and fees and charges of the preferred stock depositary that are not expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
A preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove any preferred stock depositary. Any such resignation or removal will take effect upon the appointment of a successor preferred stock depositary and that successor preferred stock depositary’s acceptance of the appointment. The successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous

The preferred stock depositary will forward all reports and communications which we deliver to the preferred stock depositary and which we are required or otherwise determine to furnish to holders of the preferred stock.

Neither we nor any preferred stock depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under a deposit agreement. Our obligations and the obligations of any preferred stock depositary under a deposit agreement will be limited to performing in good faith our and its respective duties thereunder (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct excepted. We and any preferred stock depositary will not be obligated under the deposit agreement to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of any preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed and presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

We may elect to offer stock purchase contracts and/or stock purchase units from time to time. The following description summarizes the general terms and provisions of the stock purchase contracts and/or stock purchase units that we may offer pursuant to this prospectus. The specific terms relating to any stock purchase contracts and/or stock purchase units that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific stock purchase contracts and/or stock purchase units offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable stock purchase contract or stock purchase unit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those stock purchase contracts or stock purchase units, as well as, if applicable, any collateral arrangements or depositary arrangements relating to those stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the securities for which the subscription rights will be exercisable;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each stockholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the subscription rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.
Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We, or one or more selling security holders to be identified in a prospectus supplement, may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We or one or more selling security holders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us or the selling security holders, as the case may be;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	terms and conditions of the offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Agents
We or one or more selling security holders may use agents to sell securities. We or one or more selling security holders will name any agent involved in offering or selling securities, and disclose any commissions that we or one or more selling security holders will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
Underwriters
We or one or more selling security holders may sell securities to underwriters. If we or one or more selling security holders use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us or one or more selling security holders, as the case may be. Unless we or one or more selling security holders tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Dealers
We or one or more selling security holders may use a dealer to sell the securities. If we or one or more selling security holders use a dealer, we or one or more selling security holders, as the case may be, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

Direct Sales

We or one or more selling security holders may solicit directly offers to purchase the securities, and we or one or more selling security holders may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.
Other Means of Distribution
Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4).
We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
With or without the involvement of agents, underwriters, dealers, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer or remarketing firm with respect to the auction or ordering system.
Derivative Transactions and Hedging
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
General Information
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is traded on the Nasdaq Global Select Market as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.
Any underwriters, dealers, agents, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, JetBlue in the ordinary course of their business. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer, agent, remarketing firm or third party.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for JetBlue by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS

The consolidated financial statements of JetBlue Airways Corporation appearing in JetBlue Airways Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of JetBlue Airways Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and JetBlue Airways Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

PASS THROUGH CERTIFICATES
This prospectus relates to pass through trusts formed by JetBlue that may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•
one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	JetBlue to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

We will describe the specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF PASS THROUGH CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our pass through trust certificates involves risks. See the “Risk Factors” section of this prospectus. You should carefully consider these risk factors and risks before investing in any of our securities.
________________________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________________________________________

The date of the prospectus is November 3, 2015.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time pass through certificates in one or more offerings. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we offer pass through certificates under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement. You should read carefully this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in the pass through certificates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
________________________________________________________________

In this prospectus, we use the terms “JetBlue,” “we,” “us” and “our” to refer to JetBlue Airways Corporation and our consolidated subsidiaries.

JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 12, 2015;

•	our Proxy Statement on Schedule 14A, filed on April 9, 2015;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on April 30, 2015, July 31, 2015 and October 30, 2015, respectively;

•	our Current Reports on Form 8-K, filed on March 30, 2015 and May 28, 2015 (to the extent such reports are filed); and

3

•
the description of our common stock set forth in our registration statement on Form 8-A filed on April 10, 2002 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this information.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York 11101
Attention: Legal Department
(718) 286-7900

Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website does not constitute part of this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any applicable prospectus supplement or pricing supplement, any related company free writing prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “will,” “plans,” “anticipates,” “indicates,” “intends,” “believes,” “forecast,” “guidance,” “outlook,” “plans” or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, any applicable prospectus supplement or pricing supplement, and any related company free writing prospectus could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under “Risk Factors.” In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

4

REPORTS TO PASS THROUGH CERTIFICATEHOLDERS
The pass through trustee under each pass through trust will provide the certificateholders of such pass through trust with periodic statements concerning the distributions made from that pass through trust. See “Description of the Certificates - Reports to Certificateholders” for a description of these periodic statements.

JETBLUE AIRWAYS CORPORATION

JetBlue Airways Corporation, or JetBlue, is New York’s Hometown Airline™.  In 2014, JetBlue carried over 32 million passengers with an average of 825 daily flights and served 87 destinations in the United States, the Caribbean and Latin America.

JetBlue was incorporated in Delaware in August 1998, commenced service on February 11, 2000, and by the end of 2014 had grown to become the fifth largest passenger carrier in the U.S. based on available seat miles, or ASMs, as reported by these passenger airlines.  We believe our differentiated product and culture combined with our competitive cost structure enables us to compete fiercely in the high-value geography we serve.  Looking to the future, we plan to continue to grow in our high-value geography, invest in industry-leading products and provide award-winning service by our dedicated employees, whom we refer to as Crewmembers.  Going forward, we believe we will continue to differentiate ourselves from the other airlines, enabling us to continue to attract a greater mix of customers and to allocate further profitable growth across our network.  We are focused on driving to deliver solid results for our shareholders, our customers and our Crewmembers.

RISK FACTORS

Investing in our pass through trust certificates involves risks. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 as updated by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and any other reports that we may file from time to time with the Securities and Exchange Commission, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The prospectus supplement relating to a particular offering of pass through trust certificates may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	5.71	3.59	2.05	1.75	1.52	1.59

For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated has been the same as the ratio of earnings to fixed charges for each such period because we have not had

5

any shares of preferred stock outstanding during the last five years and have, therefore, not paid any dividends on preferred stock.

USE OF PROCEEDS

The pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes issued by us or an owner trustee secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us, or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.
The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.
For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement entered into by an owner trustee is referred to in this prospectus as a “Leased Aircraft Indenture.” The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.
We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage entered into by us is referred to in this prospectus as an “Owned Aircraft Indenture.” The term “Indenture” refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.
If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.
OUTLINE OF PASS THROUGH TRUST STRUCTURE
Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a separate Pass Through Trust Agreement between us and the pass through trustee named therein. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by us in connection with financing or refinancing the purchase of one or more aircraft, or (b) equipment notes issued by one or more owner trustees in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.
We or the owner trustee, acting for a trust, may issue one or more equipment notes in connection with the financing or refinancing of an aircraft or leveraged lease transaction. The equipment notes may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each Pass Through Trust Agreement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase or agree to purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates stated on the pass through certificates issued

6

by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.
For each pass through trust, the total initial face amount of the pass through certificates will equal the total initial principal amount of the equipment notes constituting the trust property of the pass through trust, unless otherwise specified in the applicable prospectus supplement. The pass through trustee will distribute payments of principal, any premium and interest received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.
FLOW OF PAYMENTS
Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings of priority in respect of payment of the equipment notes held by each pass through trust.
In a leveraged leased aircraft transaction, we will lease each aircraft from the owner trustee under a separate lease. Each such lease is referred to in this prospectus as a “Lease.” We will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, we will make the rent payments directly to the indenture trustee under the related Leased Aircraft Indenture. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee on the equipment notes issued under the related Leased Aircraft Indenture and held in the related pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.
In an owned aircraft transaction, we will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.
In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.
DESCRIPTION OF THE PASS THROUGH CERTIFICATES
The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Trust Agreements. The Pass Through Trust Agreements relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Trust Agreements.

7

Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.
The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the related Pass Through Trust Agreement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes and any other property described in the applicable prospectus supplement held in that pass through trust, (2) all monies at any time paid on the equipment notes and the other property held in that pass through trust, (3) all monies due and to become due on the equipment notes and the other property held in the pass through trust and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust.
A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

(1)	the specific designation and title of the pass through certificates and the pass through trust;

(2)	the pass through trustee for that series of pass through certificates;

(3)	the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

(4)	whether the pass through certificates will be issued in accordance with a book-entry system;

(5)	a description of:

a.
the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by us or the related owner trustee;

b.	the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

c.	any additional security or liquidity facilities for the pass through certificates;

d.	any intercreditor issues among the holders of equipment notes having different priorities;

e.	any provisions for defeasance or covenant defeasance; and

f.
any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

(6)	a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

(7)
a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

(8)	if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

a.	the name of the owner trustee;

b.	a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

c.	any rights of the owner trustee or owner participant to cure failures of JetBlue to pay rent under the Lease;

(9)
the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

8

(10)	a description of the related Indenture;

(11)
a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts and purchase rights of subordinated holders;

(12)
a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificates or any class of equipment notes; and

(13)	any other special terms of the pass through certificates.

The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a “class.”

Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the related prospectus supplement.

The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of ours, the pass through trustee, any owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the related Pass Through Trust Agreement.

The Pass Through Trust Agreements and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving us. However, the holders of pass through certificates will benefit indirectly from a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

Denominations, Registration and Transfer

Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registerable, at the office or agency to be maintained by the pass through trustee in Wilmington, Delaware, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and final expected distribution date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. Each Pass Through Trust Agreement designates the pass through trustee as the registrar for the pass through certificates issued under such Pass Through Trust Agreement. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

9

No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depositary holding global securities representing such pass through certificates.

Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to us.

Book-Entry Securities

Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called “global securities.” Each global security will be deposited with a depositary. The depositary will initially be The Depository Trust Company. Each global security will be registered in the name of the depositary or its nominee. Except in the circumstances described in “Certificated Form” below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $500 million, one certificate will be issued for each $500 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

The Depository Trust Company or “DTC” is a limited-purpose trust company organized under the New York Banking Law. It is a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC’s direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC’s book-entry system, either directly or indirectly. These other entities are referred to as “indirect participants.” The rules applicable to DTC and its participants are on file with the SEC.

Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC’s records. The

10

ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants’ records. Each actual purchaser is referred to as a “beneficial owner.” Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

As long as the depositary for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Trust Agreement.

To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede & Co. causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depositary as the registered owner of the global security.

We expect that the depositary upon receipt of any distribution will credit direct participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depositary. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or us, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

If the depositary with respect to a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 days, the pass through trustee will issue pass

11

through certificates in certificated form in exchange for the pass through certificates represented by the global security.

The information in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries names on the books of DTC.

Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of

12

securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear System. The Euroclear Operator has capital of approximately Euro 1 billion.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Trust Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect action on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither JetBlue, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co. by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Certificated Form.  The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the pass through certificates and we are unable to locate a qualified successor or if we, at our option, elect to terminate the book-entry system through DTC or, after the occurrence of an event of default under the Pass Through Trust Agreement, the certificateholders evidencing fractional undivided interest together representing not less than a majority in interest in such pass through trust may advise us, the Pass Through Trustee and DTC that the continuation of a book-entry system is no longer in the best interest of the certificateholders. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass

13

through certificates. Upon surrender by DTC of the global security representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the relevant Pass Through Trust Agreement.

Payments and Distributions

We will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

Upon commencement of the Lease for any leased aircraft, we will make scheduled rent payments for each leased aircraft under the related Lease to the indenture trustee as assignee of the related owner trustee. These scheduled rent payments to the indenture trustee under the related Leased Aircraft Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under such Leased Aircraft Indenture.

Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as “scheduled payments.” The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as “regular distribution dates.” Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within ten business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than ten business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee with respect to any of the equipment notes held in the pass through trust or the collateral securing such equipment notes will be distributed on the special distribution dates specified in a prospectus supplement. These payments are referred to as “special payments.” Prior to the distribution of any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a

14

prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

The “pool factor” for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

Unless otherwise described in a prospectus supplement, the “pool balance” for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

Unless otherwise described in a prospectus supplement, the “pool factor” for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder’s pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder’s pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.
Reports to Certificateholders
On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):
(1) the amount of the distribution allocable to principal and allocable to premium, if any;
(2) the amount of the distribution allocable to interest; and
(3) the pool balance and the pool factor for that pass through trust.
As long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request that DTC post on its Internet bulletin board a securities position listing that provides the names of all DTC

15

participants reflected on DTC’s books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.
In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.
If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records of the registrar for the pass through trust.
Voting of Equipment Notes

Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Trust Agreement describes:

•	the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

•	the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

•	if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

The prospectus supplement will specify the pass through trustee’s obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Events of Default and Certain Rights Upon an Event of Default

The Pass Through Trust Agreements define an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the Indentures and will include events of default under the related Leases for leased aircraft. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

16

Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under one Indenture would result in an event of default with respect to each pass through trust that holds equipment notes issued under such Indenture. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

Under each Leased Aircraft Indenture, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure an indenture event of default related to our failure.

The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination and intercreditor provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the delegation of control to a pass through trustee or any other entity designated to exercise such control, as described in the applicable prospectus supplement.

Each pass through trust may hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass

17

through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust, or any pass through trust that is subordinate by virtue of any cross subordination provisions, will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture event of default existed with respect to the remaining equipment notes.

For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount, other than scheduled payments received on a regular distribution date or within ten business days thereafter, distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if a Leased Aircraft Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Leased Aircraft Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Leased Aircraft Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Leased Aircraft Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

The Pass Through Trust Agreements provide that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term “default” means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

The Pass Through Trust Agreements provide that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through

18

trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the relevant Pass Through Trust Agreement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver.

Modifications of the Pass Through Trust Agreements

The Pass Through Trust Agreements contain provisions permitting us and the relevant pass through trustee to enter into a supplement to the related pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the relevant pass through trust, to:

1.
evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Pass Through Trust Agreements, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

2.	add to our covenants for the benefit of the related certificateholders;

3.	surrender any right or power conferred upon us in the Pass Through Trust Agreements, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

4.
cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreements, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provision in regard to matters or questions arising thereunder that will not materially adversely affect the interests of the related certificateholders;

5.
evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Trust Agreements as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

6.	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

7.
modify, eliminate or add to the provisions of the Pass Through Trust Agreements to the extent necessary to continue to qualify the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the Pass Through Trust Agreements other provisions as may be expressly permitted by the Trust Indenture Act; and

8.	provide information to the pass through trustee as required in the Pass Through Trust Agreements.

No modification may cause the pass through trust to fail to qualify as a “grantor trust” for federal income tax purposes.
The Pass Through Trust Agreements also provide that we and the relevant pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreements, to the extent relating to the pass through trust, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

1.	reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust;

2.	change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

19

3.	impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

4.	permit the disposition of any equipment note included in the trust property, except as provided in the relevant Pass Through Trust Agreement or any intercreditor agreement;

5.	alter the priority of distributions specified in any relevant intercreditor agreement in a manner adverse to the holders of the pass through certificates of that series; or

6.
reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the relevant Pass Through Trust Agreement or to waive events of default.

Cross-Subordination Issues
The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among different classes of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.
A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.
Termination of Pass Through Trusts
Our obligations and the obligations of the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the relevant Pass Through Trust Agreement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder’s pass through certificates at the office or agency of the pass through trustee specified in the termination notice.
Delayed Purchase
If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.
In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates

20

not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

1.	the investment of the proceeds by the pass through trustee in specified permitted investments;

2.	the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

3.
the purchase by the pass through trustee of debt instruments issued on an interim basis by us, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

We may not consolidate with or merge into any other corporation or transfer all or substantially all of our assets as an entirety to any other corporation, unless, among other things, we are the surviving corporation or the successor or transferee corporation expressly assumes all of our obligations under the Pass Through Trust Agreements.
Liquidity Facility
A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more pass through trusts will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders’ as specified in the prospectus supplement.
The Pass Through Trustee; the Indenture Trustee
We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings of ours.
The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. We may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

1.
fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by us or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

2.	ceases to be eligible to continue as pass through trustee;

3.	becomes incapable of acting as pass through trustee; or

4.	is adjudged bankrupt or insolvent.
In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.
Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the

21

pass through trustee, we or, if we have not appointed a new trustee within one year, the certificateholders holding more than 50% in total amount of the related pass through certificates may, with our approval, appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.
The Pass Through Trust Agreement provides that we will pay, or cause to be paid, the pass through trustee’s fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.
DESCRIPTION OF THE EQUIPMENT NOTES
The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.
For each owned aircraft, we will issue equipment notes as our direct obligations and the indenture trustee will authenticate the equipment notes under an Owned Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Owned Aircraft Indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will identify the owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. We will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.
For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to us under a separate Lease between the owner trustee and us.
Upon the commencement of the Lease for any leased aircraft, we will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of ours or guaranteed by us. Our obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of ours.
For any owned aircraft, if specified in a prospectus supplement, we may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a “net lease,” after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, we may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.
The applicable prospectus supplement will describe any refinancing arrangements with respect to any

22

aircraft, including whether a separate trust will be created to issue notes.
Principal and Interest Payments
The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.
Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.
If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.
Prepayment
A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid, in whole or in part, prior to the stated maturity date of the equipment notes, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.
Security

The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

•
an assignment by the related owner trustee to the indenture trustee of the owner trustee’s rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

•
a security interest granted to the indenture trustee in the related leased aircraft, subject to our rights under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

•	indemnification by us;

•	proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by us under the Lease;

•	proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

•	proceeds of any insurance policies maintained by us that are not required to be maintained under the Lease; and

•	any rights of the owner trustee or owner participant to enforce payment of the amounts listed in the preceding four clauses.
The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

23

Our obligations in respect of each leased aircraft will be those of a lessee under a “net lease.” Accordingly, we will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.
The prospectus supplement will describe the required insurance coverage for the aircraft.
The equipment notes issued under each Owned Aircraft Indenture will be secured by a security interest granted to the indenture trustee in all of our right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require us to pay all costs of operating and maintaining the aircraft.
Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.
Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the aircraft, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court.
Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor’s obligations that become due on or after that date and cures all existing defaults within the time period set forth in Section 1110 (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.
The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at our direction, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. We will pay the amount of any net loss resulting from any investment directed by us.
Registration of the Aircraft
Unless otherwise specified in a prospectus supplement, we, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the “Transportation Code”), in our name, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. We must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the “Convention”).
We may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by us, or placed under lease, sublease or interchange arrangements with carriers domiciled

24

outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.
Payments and Limitations of Liability
For each leased aircraft, the related owner trustee will lease the leased aircraft to us for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Leased Aircraft Indenture will assign to the indenture trustee the basic rent and other specified payments of ours under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Leased Aircraft Indenture. Each Lease will provide that under no circumstances will our basic rent payments be less than the scheduled payments of principal and interest on the related equipment notes.
Except when we purchase a leased aircraft and assume the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of ours or guaranteed by us. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to us or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Leased Aircraft Indentures, except as provided in the Leased Aircraft Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when we have assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Leased Aircraft Indenture. These assets include rent payable by us under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.
Defeasance of the Indentures and the Equipment Notes
If specified in the applicable prospectus supplement, our obligations or the obligations of the related owner trustee under the applicable Indenture will be discharged on the date that we or the owner trustee, as the case may be, deposit with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. We or the owner trustee, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

•	upon defeasance;

•	upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture; or

•
upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Our Assumption of Obligations

25

If specified in the applicable prospectus supplement with respect to any leased aircraft, we may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Leased Aircraft Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, the Leased Aircraft Indenture will be amended and restated to incorporate specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default. The equipment notes issued under the Leased Aircraft Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.
Owner Participant; Revisions to Agreements
If specified in the applicable prospectus supplement, at the time pass through certificates are issued, we may still be seeking owner participants for the owner trusts relating to an aircraft. We or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date on which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. We or our affiliate will transfer to the owner participant on that date our or our affiliate’s beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.
Indenture Events of Default and Remedies
For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.
Liquidity Facility
The applicable prospectus supplement may provide that a “liquidity facility” will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior ranking in priority of payment with respect to any funds received with respect to the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.
Intercreditor Issues
Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and related to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and

26

provisions.
PLAN OF DISTRIBUTION
The pass through certificates may be sold through agents, to or through underwriters or directly to other purchasers.
We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
Agents designated by us from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by us to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.
If pass through certificates are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.
If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The Securities Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.
Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.
Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.
Unless otherwise provided in a prospectus supplement, we do not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series. We will describe the nature of any material relationship in any prospectus supplement naming such underwriter or agent.

27

The underwriters or agents and their associates may be customers of ours, engage in transactions with us, and perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by us.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the pass through certificates to be offered by this prospectus will be passed upon for JetBlue by White & Case LLP and for any agents, underwriters, dealers or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of JetBlue Airways Corporation appearing in JetBlue Airways Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of JetBlue Airways Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and JetBlue Airways Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.

The following table following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	*
Printing and engraving expenses	**
Blue sky fees and expenses	**
Legal fees and expenses	**
Accounting fees and expense	**
Miscellaneous fees and expense	**
Total	**

* Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
** The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such

28

indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Article VIII, Section 6, of the registrant’s Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant’s bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.
The registrant maintains directors and officers liability insurance.
Item 16. Exhibits and Financial Statement Schedules.
A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration

29

statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

30

(c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

31

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2015.

JETBLUE AIRWAYS CORPORATION

By: /s/ Alexander Chatkewitz
Alexander Chatkewitz
Vice President, Controller and Chief Accounting Officer (principal accounting officer)

We, the undersigned officers and directors of JetBlue Airways Corporation, hereby severally constitute and appoint James G. Hnat and Eileen McCarthy our true and lawful attorneys, with full power of substitution and revocation, with full power to sign for us and in our names in the capacities indicated below and any amendment to the Registration Statement on Form S-3 filed herewith, including any post-effective amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and generally to do all such things in our name and behalf in our capacities as officers and directors to enable JetBlue Airways Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Robin Hayes Robin Hayes	Chief Executive Officer, President and Director (Principal Executive Officer)	September 30, 2015

/s/ Mark D. Powers Mark D. Powers	Chief Financial Officer (Principal Financial Officer)	September 30, 2015

/s/ Alexander Chatkewitz Alexander Chatkewitz	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015

/s/ Jens Bischof Jens Bischof	Director	September 17, 2015

/s/ Peter Boneparth Peter Boneparth	Director	September 30, 2015

/s/ David Checketts David Checketts	Director	September 30, 2015

/s/ Virginia Gambale Virginia Gambale	Director	September 30, 2015

/s/ Stephan Gemkow Stephan Gemkow	Director	September 30, 2015

/s/ Ellen Jewett Ellen Jewett	Director	September 17, 2015

/s/ Stanley McChrystal Stanley McChrystal	Director	September 30, 2015

/s/ Joel Peterson Joel Peterson	Director	September 30, 2015

/s/ Frank Sica Frank Sica	Director	September 30, 2015

/s/ Thomas Winkelmann Thomas Winkelmann	Director	September 17, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock (1)
1.2	Form of Underwriting Agreement for Debt Securities (1)
1.3	Form of Underwriting Agreement for Depositary Shares (1)
1.4	Form of Underwriting Agreement Relating to Pass Through Certificates (1)
4.1	Form of Indenture, between JetBlue Airways Corporation and Wilmington Trust, National Association, as Trustee, relating to the Company’s debt securities
4.2	Form of Debt Security (included in Exhibit 4.1)
4.3	Form of Deposit Agreement (including terms of Depositary Receipts to be issued thereunder) (1)
4.4	Form of Warrant Agreement (including form of Warrant) (1)
4.5	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate) (1)
4.6	Form of Stock Purchase Unit Agreement (including Form of Stock Purchase Unit Certificate) (1)
4.7	Form of Pass Through Trust Agreement (1)
4.8	Form of Pass Through Trust Certificate (included in Exhibit 4.7)
4.9	Form of Preferred Stock Certificate (1)
4.10	Form of Common Stock Certificate (2)
4.11	Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation (3)
4.12	Amended Consolidated Fifth Amended and Restated Bylaws of JetBlue Airways Corporation (4)
4.13	Certificate of Designation of Series A Participating Preferred Stock dated April 1, 2002 (5)
5.1	Opinion of White & Case LLP relating to the securities (including the pass through certificates)
12.1	Computation of Ratio of Earnings to Fixed Charges (6)
23.1	Consent of White & Case LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities
25.2	Statement of Eligibility of Trustee on Form T-1, as Pass Through Trustee under the Pass Through Trust Agreement (to be filed prior to any issuance of Pass Through Certificates) (1)

(1)
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

(2)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-1, filed on February 12, 2002, as amended March 19, 2002, April 1, 2002 and April 10, 2002, File No. 333-82576.

(3)	Previously filed with the SEC as an exhibit to and incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(4)	Previously filed with the SEC as an exhibit to and incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated September 13, 2012 and filed September 19, 2012.

(5)	Previously filed with the SEC as an exhibit to and incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated and filed July 10, 2003.

(6)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from Exhibit 12.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed on October 30, 2015.